April 28, 2017

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:  Change in Certifying Accountant

Ladies and Gentlemen:

We have read the statements made by FMI Funds, Inc. (the "Company") (copy attached), which we understand will be filed with the Securities and Exchange Commission in the Company's next semi-annual report on form N-SAR  and semi-annual report on Form N-CSR.  We agree with the statements concerning our firm in such document.

Very truly yours,

PricewaterhouseCoopers LLP

       FORM OF DISCLOSURE FOR ANNUAL OR SEMI-ANNUAL REPORT
       On December 15, 2016, FMI Funds, Inc. (the "Funds"), by action of the Audit Committee of the Board of
Directors, dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm, and engaged Cohen & Company, Ltd. to serve as the independent registered public accounting firm to audit the financial statements of the Funds for the fiscal year ending September 30, 2017.
       PricewaterhouseCoopers LLP's reports on the Funds' financial statements for each of the fiscal years ended
September 30, 2015 and September 30, 2016 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle.  During the Funds' fiscal years ended
September 30, 2015 and September 30, 2016 and the interim period through December 15, 2016 (the "Interim
Period"), (i) there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in their reports on the Funds' financial statements for such years, and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
       During the Funds' fiscal years ended September 30, 2015 and September 30, 2016 and the Interim Period,
neither the Funds nor anyone on its behalf has consulted Cohen & Company, Ltd. on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the FMI Funds' financial statements or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and related instructions) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Take the draft page of the n-SAR that speaks to this subject and attach it to this letter.